CUSIP NO.:  37033LEY8                          PRINCIPAL AMOUNT:  $100,000,000

REGISTERED NO.


                             GENERAL MILLS, INC.


                    MEDIUM-TERM FIXED RATE NOTE, SERIES E

                  Due Nine Months or more From Date of Issue


/X/ Check this box if the Note is a Global Note.
    Applicable if the Note is a Global Note:
      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation, to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of The Depository Trust Company), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.
      This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be exchanged in whole or in part for a Security registered, and no transfer of this Security in whole or in part may be registered, in the name of any Person other than such Depositary or a nominee thereof, except in the limited circumstances described in the Indenture.


ORIGINAL ISSUE DATE:          INTEREST RATE PER ANNUM:             MATURITY DATE:
February 5, 1998              Prior to February 5,                 February 5, 2023,
                              2003, 5.82%, subject to              subject to
                              reset from and after                 mandatory repayment
                              February 5, 2003                     of principal to the
                                                                   existing Holder
                                                                   hereof pursuant to
                                                                   the Call Option and
                                                                   Put Option
                                                                   described on the
                                                                   reverse of this Note

ISSUE PRICE:  100% (as a                                           SPECIFIED CURRENCY:  U.S. dollars
  percentage of principal                                          (if other than U.S. dollars):  N/A
  amount)


INITIAL DATE ON WHICH
THE NOTE IS REPAYABLE
AT THE OPTION OF THE
HOLDER:  N/A

INITIAL REPAYMENT            INITIAL REDEMPTION PERCENTAGE:N/A     EXCHANGE RATE AGENT:  N/A
PERCENTAGE:  N/A                                                   (Only applicable if
                                                                   Specified Currency is
                                                                   other than U.S. dollars)

ANNUAL REPAYMENT
PERCENTAGE REDUCTION:
N/A

ANNUAL REDEMPTION                                                  DEFAULT RATE:  N/A
PERCENTAGE REDUCTION:                                              (Only applicable if
N/A                                                                Note issued at original
                                                                   issue discount)

AUTHORIZED DENOMINATIONS:                                          DEPOSITARY:  The Depository Trust Company
N/A                                                                (Only applicable if Note is a Global Note)
(Only applicable if
Specified Currency is
other than U.S. dollars)

INTEREST PAYMENT DATES:                                            SINKING FUND:  N/A
  February 5th and August
  5th of each year,
  commencing August 5, 1998

ORIGINAL ISSUE DISCOUNT
  SECURITY:  N/A

TOTAL AMOUNT OF OID:  N/A     YIELD TO MATURITY:                   SHORT ACCRUAL PERIOD OID:  N/A

METHOD USED TO DETERMINE      OID DEFAULT AMOUNT:  N/A             DEFAULT RATE:  N/A
  YIELD FOR SHORT ACCRUAL
  PERIOD:  N/A
_____APPROXIMATE  _____EXACT

CALL OPTION: The Notes may                                         REPAYMENT/PUT OPTION:
  be called by the                                                 The Notes may be repaid
  Callholder prior to                                              pursuant to the Put
  maturity, as described                                           Option prior to
  on the reverse of this                                           maturity as described
  Note under "Call Option;                                         on the reverse of this
  Put Option"                                                      Note under "Call
                                                                   Option; Put Option"



    GENERAL MILLS, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), for value received, hereby promises to pay to Cede & Co. , or registered assigns, the principal sum of $100,000,000 on the maturity date shown above, or if such date is not a Business Day (as defined below), the next succeeding Business Day (the "Maturity Date"), in the currency specified above as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest on said principal sum at the rate per annum (computed on the basis of a 360-day year of twelve 30-day months) shown above, in like currency, semi-annually on each Interest Payment Date set forth above from and including the immediately preceding Interest Payment Date in respect of which interest has been paid or duly made available for payment (or from and including the date of issue, if no interest has been paid or duly made available for payment) to but excluding the applicable Interest Payment Date or Maturity Date, as the case may be provided, however, that the Company will make such payments in respect of non-U.S. dollar denominated Notes in the Specified Currency indicated above in amounts determined as set forth hereinbelow; provided, however, that payments of principal (and premium, if any) and interest on Series E Notes (as defined on the reverse hereof) denominated in other than U.S. dollars will nevertheless be made in U.S. dollars (i) at the election of the holder as provided herein and
(ii) at the election of the Company in the case of imposition of exchange controls or other circumstances beyond the control of the Company as provided herein. Unless this Series E Note is a Series E Note which has been issued upon transfer of, in exchange for, or in replacement of a predecessor Series E Note, interest on this Series E Note shall accrue from the Original Issue Date indicated above. If this Series E Note has been issued upon transfer of, in exchange for, or in replacement of a predecessor Series E Note, interest on this Series E Note shall accrue from the last Interest Payment Date to which interest was paid on such predecessor Series E Note or, if no interest was paid on such predecessor Series E Note, from the Original Issue Date indicated above. The first payment of interest on a Series E Note originally issued and dated between a Record Date (as defined below) and an Interest Payment Date will be due and payable on the Interest Payment Date following the next succeeding Record Date to the registered owner on such next succeeding Record Date.
    The interest payable, and punctually paid or duly provided for, on any Interest Payment Date will be paid to the Person in whose name this Security is registered at the close of business on the fifteenth calendar day next preceding such Interest Payment Date (each such date a "Record Date"). Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the holder on such Record Date and may either be paid to the Person in whose name this Series E Note is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Payment of interest on this Series E Note due on any Interest Payment Date (other than interest on this Note due to the holder hereof on the Maturity Date or a redemption or repayment date, if any) to be made in U.S. dollars will be paid by check mailed to the person entitled thereto at his or her last address as it appears on the registry books of the Company or by wire transfer to such account as may have been designated by such holder as set forth herein. Payment of the principal of, premium, if any, and interest, if any, on this Series E Note due to the holder hereof at maturity or upon earlier redemption or repayment to be made in U.S. dollars will be paid, in immediately available funds, upon presentation of this Series E Note at the Corporate Trust Office of First Trust of Illinois, National Association in the City of Chicago, Illinois or its agency in the Borough of Manhattan, The City of New York.
     Payments of interest to be made in a currency or currency unit other than U.S. dollars (other than interest on this Series E Note due to the holder hereof on the Maturity Date or date of redemption or repayment, if any) will be paid by wire transfer of immediately available funds to a designated account maintained in the United States or other jurisdiction acceptable to the Company and the Trustee as shall have been designated at least 5 Business Days prior to the Interest Payment Date by the registered holder of this Series E Note on the relevant Record Date. Payment in a currency or currency unit, other than U.S. dollars, of the principal of and premium and interest, if any, on this Series E Note due to the holder hereof at maturity or upon any earlier redemption or repayment will be made by wire transfer of immediately available funds to a designated account maintained in the United States, or other jurisdiction acceptable to the Company and the Trustee as shall have been designated at least 5 Business Days prior to the Stated Maturity by the registered holder of this Series E Note at maturity, provided that this Series E Note is presented for surrender to the Paying Agent in time for the Paying Agent to make such payment in such funds in accordance with its normal procedures.
    Any such designation for wire transfer purposes shall be made by filing the appropriate information with the Trustee at its Corporate Trust Office or agency in The City of New York or the City of Chicago, Illinois and, unless revoked by written notice to the Paying Agent received by the Paying Agent on or prior to the Record Date immediately preceding the applicable Interest Payment Date or the fifteenth calendar day preceding the Maturity Date or applicable date of redemption or repayment, as the case may be, shall remain in effect with respect to any further payments with respect to this Series E Note payable to such holder.
    The holder of any Series E Note denominated in a Specified Currency other than U.S. dollars may elect to receive payments in U.S. dollars by transmitting a written request for such payment to the principal office of the paying agent under the Indenture ("Paying Agent") on or prior to the Record Date immediately preceding any Interest Payment Date or at least fifteen calendar days prior to the Maturity Date or date of redemption or repayment, if applicable. Such request may be in writing (mailed or hand delivered) or by cable or telex or, if promptly confirmed in writing, by other form of facsimile transmission. The holder of any such Series E Note may elect to receive payment in U.S. dollars for all principal, premium and interest payments, if any, and need not file a separate election for each payment. Any such election will remain in effect until revoked by written notice to the Paying Agent, but written notice of any such revocation must be received by the Paying Agent on or prior to the Record Date immediately preceding the applicable Interest Payment Date or the fifteenth calendar day preceding the Maturity Date or applicable date of redemption or repayment.
    If a payment with respect to this Series E Note cannot be made by wire transfer because the required designation has not been received by the Trustee on or before the requisite date or for any other reason, a notice will be mailed to the holder at its registered address requesting a designation pursuant to which such wire transfer can be made and, upon the Trustee's receipt of such designation, such payment will be made within 5 Business Days of such receipt. The Company will pay any administrative costs imposed by banks in connection with making payments by wire transfer, but any tax, assessment or governmental charge imposed upon payments will be borne by the holder or holders of this Series E Note in respect of which payments are made.
    If the principal of (and premium, if any) or interest on this Series E Note is payable in other than U.S. dollars and such Specified Currency is not available due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Company will be entitled to satisfy its obligations to the holder of this Series E Note by making payment in U.S. dollars on the basis of the most recently available exchange rate as specified by the Exchange Rate Agent as provided herein.
    Any payment on this Series E Note due on any day which is not a Business Day in The City of New York (or if this Series E Note is denominated in other than U.S. dollars, which is not a Business Day in the country issuing the Specified Currency (or, if this Series E Note is denominated in European Currency Units ("ECUs"), Luxembourg, in which case "Business Day" shall not include any day that is a non-ECU clearing day as determined by the ECU Banking Association in Paris)) need not be made on such day, but may be made on the next succeeding Business Day with the same force and effect as if made on the due date and no interest shall accrue for the period from and after such date.
     "Business Day" shall mean, as used herein with respect to any particular location, each Monday, Tuesday, Wednesday, Thursday or Friday which is (a) not a day on which banking institutions in The City of New York generally are authorized or obligated by law, regulation or executive order to close and (b) in the event that this Note is denominated in a Specified Currency other than U.S. dollars, not a day on which banking institutions in The City of New York or Chicago (or, if this Note is denominated in ECUs, in Luxembourg, in which case "Business Day" shall not include any day that is a non-ECU clearing day as determined by the ECU Banking Association in Paris) are authorized or obligated by law, regulation or executive order to close.
    Additional provisions of this Series E Note are contained (on the reverse hereof) following the signature lines and Certificate of Authentication hereof and such provisions shall for all purposes have the same effect as though fully set forth at this place.
    This Series E Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by an authorized officer of the Trustee or its duly authorized agent under the Indenture referred to hereinbelow.
    IN WITNESS WHEREOF, GENERAL MILLS, INC. has caused this instrument to be signed by its duly authorized officer, and has caused a facsimile of its corporate seal to be affixed hereto or imprinted hereon.
Dated:

TRUSTEE'S CERTIFICATE OF AUTHENTICATION      GENERAL MILLS, INC.
This is one of the series
designated therein referred
to in the within-mentioned
Indenture.                                   By:
                                             Name:  Leslie M. Frecon
                                             Title:  Senior Vice President,
                                                   Corporate Finance

FIRST TRUST NATIONAL
   ASSOCIATION, as Trustee

                                     Attest:
  By:                                              Ivy S. Bernhardson
         Authorized Officer                        Secretary

             OR

______________________________________       [SEAL]
as Authenticating Agent for the Trustee


By:
         Authorized Officer

                              (REVERSE OF NOTE)

                             GENERAL MILLS, INC.


                    MEDIUM-TERM FIXED RATE NOTE, SERIES E

                  Due Nine Months or more From Date of Issue


    This Series E Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness of the Company (the "Debt Securities"), all issued or to be issued under and pursuant to an indenture dated as of February 1, 1996 (the "Indenture"), duly executed and delivered by the Company to First Trust National Association (formerly known as First Trust of Illinois, National Association), as Trustee (the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties and immunities thereunder of the Trustee and the rights thereunder of the holders of the Debt Securities. As provided in the Indenture, the Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. This Series E Note is one of a series of the Debt Securities, which series is limited in aggregate principal amount to $500,000,000 designated as the Medium-Term Notes, Series E (the "Series E Notes") of the Company. The Series E Notes may mature at different times, bear interest, if any, at different rates, be redeemable at different times or not at all, be repayable at the option of the holder at different times or not at all, be issued at an original issue discount, be extendable and be denominated in different currencies. This Note represents 5.82% ReSet Put Securities ("REPSSM") (the "Notes") constituting a tranche of the Series E Notes.

Interest Rate and Interest Payment Dates

    The Notes will bear interest at the rate of 5.82% from February 5, 1998 to but excluding February 5, 2003 (the "First Coupon Reset Date"). The First Coupon Reset Date, February 5, 2008, February 5, 2013 and February 5, 2018 are each referred to herein as a "Coupon Reset Date." To the extent that the Company has not purchased the aggregate principal amount of the Notes, in whole, the nearest Coupon Reset Date is referred to herein as the "Applicable Coupon Reset Date." Interest on the Notes is payable semi-annually on February 5th and August 5th of each year, commencing August 5, 1998 (each an "Interest Payment Date"). Interest will be calculated based on a 360 day year consisting of twelve 30 day months. On each Interest Payment Date, interest shall be payable to the persons in whose name the Notes are registered (including the Holder hereof) on the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date (each a "Record Date"). If the Callholder (as defined below) elects to purchase the Notes pursuant to its Call Option (as defined below), the Calculation Agent (as defined below) will reset the interest rate effective on the Applicable Coupon Reset Date for the Notes, pursuant to the Coupon Reset Process described below. In such circumstance, (i) the Notes will be purchased by the Callholder at 100% of the principal amount thereof on the Applicable Coupon Reset Date, on the terms and subject to the conditions described herein (interest accrued to but excluding the Applicable Coupon Reset Date will be paid by the Company on such date to the Holder hereof on the most recent Record Date), and (ii) on and after the Applicable Coupon Reset Date, the Notes will bear interest at the rate determined by the Calculation Agent in accordance with the procedures set forth under "Coupon Reset Process if Notes are Called" below. "Business Day" means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York are authorized or required by law or regulation to be closed.

Maturity Date

    The Notes will mature on February 5, 2023 (the "Maturity Date"). On the Applicable Coupon Reset Date, the Holder hereof will be entitled to receive 100% of the principal amount hereof from (i) the Callholder, if the Callholder purchases the Notes pursuant to its Call Option or (ii) the Company, by exercise of the Put Option by the Trustee for and on behalf of the holders of the Notes, if the Callholder does not purchase the Notes pursuant to the Call Option. If the Call Option is not exercised or if the Call Option otherwise terminates, the Trustee shall exercise the Put Option described below without the consent of, or notice to, the Holder hereof.

Call Option; Put Option

    (i) Call Option. The "Callholder" will be the Company or any assignee thereof. The Callholder, by giving notice to the Trustee (the "Call Notice") has the right to purchase the aggregate principal amount of Notes, in whole but not in part, on the Applicable Coupon Reset Date (the "Call Option"), at a price equal to 100% of the principal amount thereof (the "Call Price") (interest accrued to but excluding the Applicable Coupon Reset Date to be paid by the Company on such date to the holders of Notes on the most recent Record Date, including, if applicable, the Holder hereof). The Call Notice shall be given to the Trustee, in writing, prior to 4:00 p.m., New York time, no later than fifteen calendar days prior to the Applicable Coupon Reset Date for the Notes. The Call Notice shall contain the requisite delivery details, including the identity of the Callholder's Depositary account.

    In the event the Callholder exercises its rights under the Call Option, unless terminated in accordance with its terms, (i) not later than 2:00 p.m., New York time, on the Business Day prior to the Applicable Coupon Reset Date, the Callholder shall deliver the Call Price in immediately available funds to the Trustee for payment of the Call Price on the Applicable Coupon Reset Date and (ii) the holders of the Notes (including, if applicable, the Holder hereof) will be required to deliver and will be deemed to have delivered the Notes to the Callholder against payment therefor on the Applicable Coupon Reset Date through the facilities of the Depositary. No holder of any Notes or any interest in such Notes shall have any right or claim against the Callholder as a result of the Callholder's decision whether or not to exercise the Call Option or performance of its obligations thereunder.

    The Callholder may at any time assign its rights and obligations under its Call Option; provided that (i) such rights and obligations are assigned in whole and not in part and (ii) it provides the Trustee and the Company with notice of such assignment contemporaneously with such assignment. Upon receipt of notice of assignment, the Trustee shall treat the assignee as Callholder under such Call Option for all purposes hereunder. The Callholder may assign its rights under its Call Option without notice to, or consent of, the holders of the Notes (including, if applicable, the Holder hereof).

    (ii) Put Option. If the Callholder does not exercise its Call Option or if the Call Option otherwise terminates, the Trustee shall exercise the right of the holders of the Notes (including, if applicable, the Holder hereof) to require the Company to purchase the aggregate principal amount of Notes, in whole but not in part (the "Put Option"), on the Applicable Coupon Reset Date at a price equal to 100% of the principal amount thereof (the "Put Price"), plus accrued but unpaid interest to but excluding the Applicable Coupon Reset Date, in each case, to be paid by the Company to the Holders of the Notes (including, if applicable, the Holder hereof) in immediately available funds on the Applicable Coupon Reset Date. If the Trustee exercises the Put Option then the Company shall deliver the Put Price in immediately available funds to the Trustee by no later than 12:00 p.m. New York time, on the Applicable Coupon Reset Date and the holders of the Notes will be required to deliver and will be deemed to have delivered the Notes to the Company against payment therefor on the Applicable Coupon Reset Date through the facilities of the Depositary. By its purchase of Notes, each holder irrevocably agrees that the Trustee shall exercise the Put Option relating to such Notes for or on behalf of the Notes as provided herein. No holder of any Notes or any interest therein has the right to consent or object to the exercise of the Trustee's duties under the Put Option.

Termination of Call Option

    Except as otherwise specified in clause (i) below, the Call Option will automatically and immediately terminate, no payment will be due hereunder from the Callholder, and the Coupon Reset Process will terminate, if any of the following occurs: (i) an Event of Default occurs under Sections 501(1), 501(2), 501(3) or 501(4), respectively, under the Indenture (in such event, termination is at the Callholder's option) or under Sections 501(5) or 501(6) under the Indenture (in such event, termination is automatic); (ii) the Callholder fails to deliver the Call Notice to the Trustee prior to 4:00 p.m., New York time, on the fifteenth calendar day prior to the Applicable Coupon Reset Date; (iii) the Company reacquires all rights under the Call Option under circumstances set forth in the Securities Purchase Option Agreement dated as of February 5, 1998 between the Company, Morgan Stanley & Co. International Limited and Morgan Stanley & Co. Incorporated, as agent; (iv) on the Bid Date (as defined below), fewer than two Dealers submit timely Bids (as defined below) substantially as provided below; or (v) the Callholder fails to pay the Call Price by 2:00 p.m., New York time, on the Business Day prior to the Applicable Coupon Reset Date.

    If the Call Option is terminated by the Callholder or the Company, notice of such termination shall be immediately given in writing to the Trustee by the Callholder or the Company, as the case may be. If the Call Option so terminates or is automatically terminated, the Trustee shall exercise the Put Option described below with respect to the Notes.

Notice to Holders by Trustee

    In anticipation of the exercise of the Call Option or the Put Option on the Applicable Coupon Reset Date, the Trustee shall notify the Holder hereof, not less than 30 days nor more than 60 days prior to the Applicable Coupon Reset Date, that all Notes shall be delivered on the Applicable Coupon Reset Date through the facilities of the Depositary against payment of the Call Price by the Callholder under the Call Option or payment of the Put Price by the Company under the Put Option. The Trustee shall notify the Holder hereof once it is determined whether the Call Price or the Put Price shall be delivered in accordance with the provisions hereof.

Coupon Reset Process if Notes are Called

    The following steps shall be taken in order to determine the interest rate to be paid on the Notes on and after the Applicable Coupon Reset Date in the event the Call Option has been exercised with respect to the Notes.
    Pursuant to and subject to the terms of a Calculation Agency Agreement, dated February 5, 1998, between the Company and Morgan Stanley & Co. Incorporated, Morgan Stanley & Co. Incorporated has been appointed the calculation agent for the Notes in connection with the Call Option (in such capacity as calculation agent, together with any successors, the "Calculation Agent"). If the Callholder has exercised the Call Option, then the following steps (the "Coupon Reset Process") shall be taken in order to determine the interest rate to be paid on such Notes from and including the Applicable Coupon Reset Date to but excluding the next Applicable Coupon Reset Date or, if there are no more Applicable Coupon Reset Dates, the Maturity Date. The Company and the Calculation Agent shall use reasonable efforts to cause the actions contemplated below to be completed in as timely a manner as possible.

    (a) The Company shall provide the Calculation Agent with (i) a list (the "Dealer List"), no later than five Business Days prior to the Applicable Coupon Reset Date, containing the names and addresses of three dealers, one of which shall be Morgan Stanley & Co. Incorporated, from which the Company desires the Calculation Agent to obtain the Bids for the purchase of such Notes and (ii) a copy of any other material reasonably requested by the Calculation Agent to facilitate a successful Coupon Reset Process.

    (b) Within one Business Day following receipt by the Calculation Agent of the Dealer List, the Calculation Agent shall provide to each dealer ("Dealer") on the Dealer List (i) a copy of the Pricing Supplement dated February 5, 1998, together with the Prospectus Supplement dated February 28, 1996 and Prospectus dated February 23, 1996, relating to the offering of the Notes (collectively, the "Pricing Supplement"), (ii) a copy of the form of Notes and (iii) a written request that each such dealer submit a Bid to the Calculation Agent by 12:00 noon, New York time, on the third Business Day prior to the Applicable Coupon Reset Date (the "Bid Date"). "Bid" shall mean an irrevocable written offer given by a Dealer for the purchase of all of the Notes, settling on the Applicable Coupon Reset Date, and shall be quoted by such Dealer as a stated yield to maturity on the Notes ("Yield to Maturity"). Each Dealer shall also be provided with (i) the name of the Company, (ii) an estimate of the Purchase Price (which shall be stated as a US Dollar amount and be calculated by the Calculation Agent in accordance with clause (c) below), (iii) the principal amount and maturity of the Notes and (iv) the method by which interest will be calculated on the Notes.

    (c) The purchase price for the Notes in connection with the exercise of the Call Option (the "Purchase Price") shall be equal to (i) the principal amount of the Notes, plus (ii) a premium (the "Notes Premium") which shall be equal to the difference, if any, of (A) the discounted present value to the Applicable Coupon Reset Date of a bond with a maturity of 5 years from the Applicable Coupon Reset Date which has an interest rate of 5.35%, semi-annual interest payments on each February 5th and August 5th commencing the August 5th following the Applicable Coupon Reset Date, and a principal amount equal to the principal amount of the Notes, and assuming a discount rate equal to the Treasury Rate minus (B) such principal amount of Notes. The "Treasury Rate" means the per annum rate equal to the offer side yield to maturity of the current on-the-run 5-year United States Treasury Security per Telerate page 500 at 11:00 a.m., New York time, on the Bid Date (or such other date that may be agreed upon by the Company and the Calculation Agent) or, if such rate does not appear on Telerate page 500 at such time, the rate on any agreed upon successor page at 11:00 a.m., New York time, on the Bid Date (or such other date and time that may be agreed upon by the Company and the Calculation Agent).

    (d) The Calculation Agent shall provide written notice to the Company by 12:30 p.m., New York time on the Bid Date, setting forth (i) the names of each of the Dealers from whom the Calculation Agent received Bids on the Bid Date,
(ii) the Bid submitted by each such Dealer and (iii) the Purchase Price as determined pursuant to paragraph (c) hereof. The Calculation Agent shall thereafter select from the Bids received the Bid with the lowest Yield to Maturity (the "Selected Bid"); provided, however, that if the Calculation Agent has not received a timely Bid from a Dealer on or before the Bid Date, the Selected Bid shall be the lowest of all Bids received by such time; provided further that if any two or more of the lowest Bids submitted are equivalent, the Company shall in its sole discretion select any of such equivalent Bids (and such selected Bid shall be the Selected Bid). In all cases, the Calculation Agent has the right to match the Bid with the lowest Yield to Maturity, whereby the Calculation Agent's Bid becomes the Selected Bid. The Calculation Agent shall set the Coupon Reset Rate equal to the interest rate which would amortize the Notes Premium fully over the term of the Notes at the Yield to Maturity indicated by the Selected Bid (the "Coupon Reset Rate"). The Calculation Agent will notify the Dealer that submitted the Selected Bid by 4:00 p.m., New York time, on the Bid Date that its Bid was determined to be the Selected Bid.

    (e) Immediately after calculating the Coupon Reset Rate for the Notes, the Calculation Agent shall provide written notice to the Company and the Trustee, setting forth the Coupon Reset Rate. At the request of the Holder hereof, the Calculation Agent will provide to the Holder hereof the Coupon Reset Rate. The Coupon Reset Rate for the Notes will be effective from and including the Applicable Coupon Reset Date to but excluding the next Applicable Coupon Reset Date or, if there are no more Applicable Coupon Reset Dates, the Maturity Date.

    (f) The Callholder shall sell the Notes to the Dealer that made the Selected Bid at the Purchase Price; such sale to be settled on the Applicable Coupon Reset Date in immediately available funds.

Tax Considerations
    The Company and the Holder of this Note (and each holder of a beneficial interest herein), by accepting this Note, agree to treat the Notes as fixed rate debt instruments that mature on the First Coupon Reset Date for United States Federal income tax purposes.

General Matters
    If this Note is denominated in a currency or currency unit other than U.S. dollars, any U.S. dollar amount to be received by a holder of this Series E Note will be based on the highest bid quotation (rounded to the nearest cent) in The City of New York received by the Exchange Rate Agent as of 11:00 A.M., New York City time, on the first Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent) for the purchase by the quoting dealer of the Specified Currency for U.S. dollars for settlement on such payment date, in an amount equal to the aggregate amount of the Specified Currency payable to all holders of Series E Notes electing to receive U.S. dollar payments on such payment date and at which the applicable dealer commits to execute a contract. If three such bid quotations are not available, payments will be made in the Specified Currency. All currency exchange costs associated with any payments in U.S. dollars will be borne by the holder of the Series E Note by deductions from such payments.

    If the principal, premium (if any) or interest on this Series E Note is payable in a currency or currency unit other than U.S. dollars and, due to the imposition of exchange controls or other circumstances beyond the control of the Company, the Specified Currency is not available at the time of any scheduled payment of principal or interest to be made in the Specified Currency, then the Company shall be entitled to satisfy its obligations hereunder by making such payment in U.S. dollars. Any such payment shall be made on the basis of the noon buying rate in The City of New York for wire transfers of the Specified Currency as certified for customs purposes by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the first Business Day prior to such payment, or if such Market Exchange Rate is not then available, on the basis of the most recently available Market Exchange Rate. Any payment under such circumstances in U.S. dollars where required payment is in a Specified Currency will not constitute a default under the Indenture.

    In case an Event of Default, as defined in the Indenture, with respect to the Series E Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

    The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

    If so provided above under the heading "Redeemable on or after (at option of the Company)," this Series E Note may be redeemed by the Company on and after the date so indicated. On and after the date, if any, from which this Series E Note may be redeemed, this Series E Note may be redeemed in whole or in part, at the option of the Company at a redemption price equal to the product of the principal amount of this Series E Note to be redeemed multiplied by the Redemption Percentage. The Redemption Percentage shall initially equal the Initial Redemption Percentage specified above, and shall decline at each anniversary of the initial date that this Series E Note is redeemable by the amount of the Annual Redemption Percentage Reduction specified above, until the Redemption Percentage is equal to 100%. Any redemption of this Series E Note shall be effected on not less than 30 nor more than 60 days' notice to the holder hereof.

    If so provided  above,  this Series E Note will be  repayable in whole or in part in increments of $1,000 or, in the case of non-U.S. dollar denominated Series E Notes, of an amount equal to the integral multiples referred to under the heading "Authorized Denominations" provided that the remaining principal amount of any Series E Note surrendered for partial repayment shall be at least $100,000, or, in the case of non-U.S. dollar denominated Notes, the minimum Authorized Denomination referred to above, on any Business Day on or after the "Initial Date on Which the Series E Note is Repayable at the Option of the Holder" (as stated above), at the option of the holder, at 100% of the principal amount to be repaid, plus accrued interest, if any, to the repayment date. In order for the exercise of the option to be effective and the Notes to be repaid, the Company must receive at the applicable address of the Paying Agent set forth below or at such other place or places of which the Company shall from time to time notify the holder of the within Series E Note, on or before the fifteenth, but not earlier than the twenty-fifth calendar day, or, if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, either (i) this Series E Note, with the form below entitled "Option to Elect Repayment" duly completed, or (ii) a telegram, telex, facsimile transmission, or letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States of America setting forth (a) the name, address and telephone number of the holder of this Series E Note, (b) the principal amount of this Series E Note and the amount of this Series E Note to be repaid, (c) a statement that the option to elect repayment is being exercised thereby, and (d) a guarantee stating that the Company will receive this Series E Note, with the form below entitled "Option to Elect Repayment" duly completed, not later than 5 Business Days after the date of such telegram, telex, facsimile transmission or letter (and this Series E Note and form duly completed are received by the Company by such fifth Business Day). Any such election shall be irrevocable. The address to which such deliveries are to be made is First Trust National Association, Attention: Corporate Trust Division, One Illinois Center, 111 East Wacker Drive, Suite 3000, Chicago, Illinois 60601 (or, at such other places as the Company shall notify the holders of the Series E Notes). All questions as to the validity, eligibility (including time of receipt) and acceptance of any Series E Note for repayment will be determined by the Company, whose determination will be final and binding.

    If this Series E Note is issued with an original issue discount, (i) if an Event of Default with respect to the Series E Notes shall have occurred and be continuing, the amount of principal of this Series E Note which may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture, shall be determined in the manner set forth under the heading "OID Default Amount" above, and (ii) in the case of a default of payment in principal upon acceleration, redemption, repayment at the option of the holder or at the stated maturity hereof, in lieu of any interest otherwise payable, the overdue principal of this Series E Note shall bear interest at a rate of interest per annum equal to the Default Rate stated above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such acceleration, redemption, repayment at the option of the holder or stated maturity, as the case may be, to the date payment has been made or duly provided for or such default has been waived in accordance with the terms of the Indenture.

    The Series E Notes are issuable in global or definitive form without coupons in denominations of $1,000 and integral multiples thereof or, if the Specified Currency is other than U.S. dollars, in the denominations indicated above. Global Notes (as specified above) may represent Series E Notes in denominations of $1,000 and integral multiples thereof, and corresponding amounts in the Specified Currency. Upon due presentment for registration of transfer of this Series E Note at the office or agency of the Company in the City of Chicago, Illinois or in the Borough of Manhattan, The City of New York, a new Series E Note or Series E Notes in authorized denominations in the Specified Currency for an equal aggregate principal amount and like interest rate and maturity will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture and to the limitations described below if applicable, without charge except for any tax or other governmental charge imposed in connection therewith.

    If this Series E Note is a Global Note, this Series E Note is exchangeable only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, (y) the Company in its sole discretion determines that this Series E Note shall be exchangeable for definitive Series E Notes in registered form or (z) an Event of Default with respect to the Series E Notes represented hereby has occurred and is continuing. A Global Note shall be exchangeable into Series E Notes issuable only in denominations of $1,000 and integral multiples thereof. No Series E Notes shall be issuable in denominations of less than
$1,000. If this Series E Note is exchangeable pursuant to the preceding sentences, it shall be exchangeable for definitive Series E Notes in registered form, bearing interest (if any) at the same rate or pursuant to the same formula, having the same date of issuance, redemption provisions, if any, Specified Currency, Stated Maturity and other terms and of differing denominations aggregating a like amount.

    No reference herein to the Indenture and no provision of this Series E Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Series E Note at the places, at the respective times, at the rate and in the currency herein prescribed.

    The Company, the Trustee and any paying agent may deem and treat the registered holder hereof as the absolute owner of this Series E Note at such holder's address as it appears on the registration books of the Company as kept by the Trustee or duly authorized agent of the Company (whether or not this Series E Note shall be overdue), for the purpose of receiving payment of or on account hereof and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary. All payments made to or upon the order of such registered holder shall, to the extent of the sum or sums paid, effectually satisfy and discharge liability for moneys payable on this Series E Note.

    No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in any indenture supplemental thereto or any Series E Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such personal liability of every such incorporator, stockholder, officer and director, as such, being expressly waived and released by the acceptance hereof and as a condition of and as part of the consideration for the issuance of this Series E Note.

    Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

    This Series E Note shall be governed by and construed in accordance with the laws of the State of New York.

                         ---------------------------

                                ABBREVIATIONS


         The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM      --as tenants in common              UNIF GIFT MIN ACT--______CUSTODIAN_______
TEN ENT      --as tenants by the entireties                         (Cust)         (Minor)
JT TEN       --as joint tenants with right          Under Uniform Gifts to Minors Act
               of survivorship and not as
               tenants in common
                                                    ---------------------------------
                                                              (State)

         Additional abbreviations may also be used though not in the above list.

         FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee
 ----------------
/----------------/-------------------------------------------------------------
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

--------------------------------------------------------------------------------

-------------------------------------------------------------------------------

the within Series E Note of GENERAL MILLS, INC. and does hereby irrevocably constitute and appoint ___________________________________________________
attorney to transfer said Series E Note on the books of the Company, with full power of substitution in the premises.


Dated:  _________________________
                                              ---------------------------------


                                              ---------------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.